UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2013

TIANLI AGRITECH, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation)	001-34799 (Commission File Number)	Not applicable (I.R.S. Employer Identification No.)

Suite F, 23rd Floor, Building B, Jiangjing Mansion, 228 Yanjiang Ave., Jiangan District, Wuhan City, Hubei Province, China, 430010
(Address of principal executive offices) (zip code)

(+86) 27 8274 0726
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 6, 2013, Tianli Agritech, Inc. (the “Company”) received a letter from The NASDAQ Stock Market notifying the Company that the minimum bid price of the Company’s common shares was below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with Marketplace Rule 5450(a)(1). The notification letter has no immediate effect at this time on the listing of the Company’s common shares on The NASDAQ Global Market. The Company’s common shares will continue to trade on The NASDAQ Global Market under the symbol OINK.

The notification letter states that the Company will be afforded 180 calendar days, or until August 5, 2013, to regain compliance with the minimum closing bid requirement. In accordance with Marketplace Rule 5810(c)(3)(A), the Company can regain compliance if the closing bid price of the Company’s common shares meets or exceeds $1.00 per share for at least 10 consecutive business days, and that if the Company’s common shares regain compliance with the minimum closing bid requirement for continued listing, the NASDAQ staff will provide the Company with written notification that it has achieved compliance with the minimum closing bid requirement for continued listing and the matter will be closed. The notification letter states that if the Company chooses to implement a reverse stock split to achieve compliance, the Company must complete the split no later than ten business days prior to August 5, 2013.

If the Company does not regain compliance by August 5, 2013, NASDAQ will provide written notification to the Company that the Company's common shares are subject to delisting. At that time, the Company may appeal the delisting determination to a NASDAQ Listings Qualifications Panel pursuant to applicable NASDAQ rules.  Alternatively, NASDAQ Marketplace Rules may permit the Company to transfer the Company’s common stock to the NASDAQ Capital Market if the Company’s common stock satisfies all criteria for continued listing on such market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. Should the Nasdaq Listings Qualifications Staff conclude that the Company will not be able to cure the deficiency, or should the Company determine not to submit a transfer application, NASDAQ will provide written notification to the Company that the Company's common shares are subject to delisting.

Item 9.01   Financial Statements and Exhibits

(d)         Exhibit 99.1    Press Release dated February 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2013	Tianli Agritech, Inc.

By: /s/ Hanying Li
Hanying Li
Chief Executive Officer